FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        ☐

BNY MELLON TRUST COMPANY OF ILLINOIS

(formerly known as BNY Midwest Trust Company)

(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2 North LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

Commonwealth Edison Company

(Exact name of obligor as specified in its charter)

Illinois	36-0938600
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

440 South LaSalle Street Suite 3300 Chicago, Illinois	60605-1028
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Mellon Trust Company of Illinois (formerly known as BNY Midwest Trust Company, CTC Illinois Trust Company and Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688). Documents related to the amendment of the Articles of Incorporation and not previously incorporated by reference are attached hereto.

2,3.

A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688). Documents related to the merger of Mellon Trust Company of Illinois with and into BNY Midwest Trust Company with the resulting trust company operating under the name of BNY Mellon Trust Company of Illinois, including Articles of Merger and Certificate of Merger Number 3439 issued by the State of Illinois

Department of Financial and Professional Regulation, Division of Banking (and evidencing BNY Mellon Trust Company of Illinois’ authority to exercise corporate trust powers), which were not previously incorporated by reference, are attached hereto.

4.	A copy of the existing By-laws of the Trustee.

6.	The consent of the Trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Mellon Trust Company of Illinois, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 21st day of April, 2009.

BNY MELLON TRUST COMPANY OF ILLINOIS

By:	/S/ Mary Callahan
Name:	Mary Callahan
Title:	Vice President

Exhibit 1

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

File #	5666-385-1	Filing Fee: $50	Approved:

– – – – Submit in duplicate – – – – Type or Print clearly in black ink – – – – Do not write above this line – – – –

1.	Corporate Name (See Note 1 on page 4.): BNY Midwest Trust Company

2.	Manner of Adoption of Amendment:

The following amendment to the Articles of Incorporation was adopted on	June 16,	2008
in the manner indicated below;	Month & Day	year

Mark an “X” in one box only.

☐	By a majority of the Incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐	By a majority of the board of directors, in accordance with Section 1.0.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of incorporation were voted in favor of the amendment (See Note 4 on page 4.)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☒	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 6 on page 4.)

3.	Text of Amendment:

a.	When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation:	BNY Mellon Trust Company of Illinois
New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

Text of Amendment

b.	If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

The Effective Date of these Articles of Amendment shall be July 1, 2008.

4.

The manner, if not set forth in Article 3b, in which any exchange, reclassification of cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert “No change”):

No Change.

5.	a.

The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”):

(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No Change.

b.

The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”):

(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

(See Note 6 on page 4.)

	Before Amendment		After Amendment
Paid-in Capital:	$	No Change	$	No Change

Complete either item 6 or Item 7 below. All signatures must be in BLACK INK.

6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	June 16	,	2008	BNY Midwest Trust Company
Month & Day			Year	Exact Name of Corporation

	Any Authorized Officer’s Signature

	Peter D. Holland, President
	Name and Title (type or print)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated		,
	Month & Day		Year

NOTES AND INSTRUCTIONS

1.	State the true exact corporate name as it appears on the records of the Office of the Secretary of State BEFORE any amendments herein reported.

2.	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

3.	Directors may adopt amendments without shareholder approval in only seven instances, as follows:

a.	To remove the names and addresses of directors named in the Articles of Incorporation.

b.	To remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed.

c.	To increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

d.	To split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby.

e.	To change the corporate name by substituting the word “corporation,” “incorporated,” “company,” “limited” or the abbreviation “corp.,” “inc.,” “co.,” or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name.

f.	To reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with §9.05.

g.	To restate the Articles of Incorporation as currently amended. (§10.15)

4.	All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a two-thirds vote within each class is required).

The Articles of Incorporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§10.20)

5.	When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least five days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment (§§7.10 & 10.20)

6.	In the event of an increase in paid-in capital, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.

Exhibits 2, 3

FORM BCA 11.25 (rev. Dec. 2003) ARTICLES OF MERGER, CONSOLIDATION OR EXCHANGE Business Corporation Act

Secretary of State

Department of Business Services

501 S. Second St Rm. 350

Springfield, IL 62756

217-782-6961

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

Filing fee is $100, but if merger or consolidation involves more than two corporations, submit $50 for each additional corporation.

File #	5666-385-1	Filing Fee:	$ 100.00	Approved:

– – – – – – Submit In duplicate – – – – – – Type or Print clearly in black ink – – – – – – Do not write above this line – – – – – –

NOTE: Strike inapplicable words in items 1, 3 , 4 and 5,

merge
1. Names of Corporations proposing to		and State or Country of incorporation.

Name of Corporation	State or Country of Incorporation	Corporation File Number
Mellon Trust Company of Illinois	Illinois	59126059
BNY Midwest Trust Company	Illinois	56663851

2.	The laws of the state or country under which each Corporation is incorporated permits such merger, consolidation or exchange.

surviving
3. a. Name of the		corporation:	BNY Midwest Trust Company

b. Corporation shall be governed by the laws of:	Illinois

For more space, attach additional sheets of this size.

merger
4. Plan of		is as follows:

See Exhibit A attached hereto. The merger will be effective on July 1,2008.

Printed by authority of the State of Illinois. March 2007 – 500 – C 195.12

5.	The merger was approved, as to each Corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois Corporation, as follows:

The following items are not applicable to mergers under §11.30 – 90 percent-owned subsidiary provisions. (See Article 7 on page 3.)

Mark an “X” in one box only for each Illinois Corporation.

Name of Corporation:

By the shareholders, a
resolution of the board of
directors having been duly
adopted and submitted to a
vote at a meeting of
shareholders. Not less than the
minimum number of votes
required by statute and by the
Articles of Incorporation voted
in favor of the action taken.
(§11.20)

By written consent of the
shareholders having not less
than the minimum number of
votes required by statute and
by the Articles of
Incorporation. Shareholders
who have not consented in
writing have been given notice
in accordance with §7.10 and
§11.20.

By written consent of ALL shareholders entitled to vote on the action, in accordance with §7.10 and §11.20.
Mellon Trust Company of Illinois	☐	☐	☒
BNY Midwest Trust Company	☐	☐	☒
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐

6.	Not applicable If surviving, new or acquiring Corporation is an Illinois Corporation.

It is agreed that, upon and after the filing of the Articles of Merger, Consolidation or Exchange by the Secretary of State of the State of Illinois:

a.	The surviving, new or acquiring Corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such Corporation organized under the laws of the State of Illinois against the surviving, new or acquiring Corporation.

b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring Corporation to accept service of process in any such proceedings, and

c.	The surviving, new or acquiring Corporation will promptly pay to the dissenting shareholders of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of The Business Corporation Act of 1983 of the State of Illinois with respect to the rights of dissenting shareholders.

Printed by authority of the State of Illinois. March 2007 – 500 – C 195.12

7.	Complete if reporting a merger under §11.30 — 90 percent-owned subsidiary provisions.

a.	The number of outstanding shares of each class of each merging subsidiary Corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent Corporation:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation

b.	Not applicable to 100 percent-owned subsidiaries.

The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging

subsidiary Corporation was	,	.
	Month & Day	Year

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary Corporations received?    ☐  Yes    ☐  No

(If “No,” duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and the notice of the right to dissent to the shareholders of each merging subsidiary Corporation.)

8.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. All signatures must be in BLACK INK.

Dated	June 16	,	08	BNY Midwest Trust Company
	Month & Day		Year	Exact Name of Corporation

	Any Authorized Officer’s Signature
	Peter D. Holland, President
	Name and Title (type or print)

Dated		,	08	Mellon Trust Company of Illinois
	Month & Day		Year	Exact Name of Corporation

	Any Authorized Officer’s Signature
	Christi R. Caperton, Chairman, Pres., CEO
	Name and Title (type or print)
Dated		,
	Month & Day		Year	Exact Name of Corporation

	Any Authorized Officer’s Signature

	Name and Title (type or print)

Printed by authority of the State of Illinois. March 2007 – 500 – C 195.12

7.	Complete if reporting a merger under §11.30 — 90 percent-owned subsidiary provisions.

a.	The number of outstanding shares of each class of each merging subsidiary Corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent Corporation:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation

b.	Not applicable to 100 percent-owned subsidiaries.

The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging

subsidiary Corporation was	,	.
	Month & Day	Year

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary Corporations received?    ☐  Yes    ☐  No

(If “No,” duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and the notice of the right to dissent to the shareholders of each merging subsidiary Corporation.)

8.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. All signatures must be in BLACK INK.

Dated		,	08	BNY Midwest Trust Company
	Month & Day		Year	Exact Name of Corporation

	Any Authorized Officer’s Signature
	Peter D. Holland, President
	Name and Title (type or print)

Dated	June 16	,	08	Mellon Trust Company of Illinois
	Month & Day		Year	Exact Name of Corporation

	Any Authorized Officer’s Signature
	Christi R. Caperton, Chairman, Pres., CEO
	Name and Title (type or print)
Dated		,
	Month & Day		Year	Exact Name of Corporation

	Any Authorized Officer’s Signature

	Name and Title (type or print)

Printed by authority of the State of Illinois. March 2007 – 500 – C 195.12

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 16, 2008 (this “Agreement”), is made and entered into between BNY MIDWEST TRUST COMPANY (“BNYMTC”), a corporation organized and existing under the laws of Illinois and a wholly-owned subsidiary of The Bank of New York Mellon Corporation (“BNYM”), and MELLON TRUST COMPANY OF ILLINOIS (“MTCI”), a corporation organized and existing under the laws of Illinois and a wholly-owned subsidiary of BNYM.

WITNESSETH:

WHEREAS, the Boards of Directors of BNYMTC and MTCI have each determined that it is advisable and in the best interests of their stockholders to consummate, and have approved, the business combination transaction provided for herein in which MTCI would merge with and into BNYMTC (the “Merger”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.01 The Merger. At the Effective Time (as defined in Section I .02), upon the terms and subject to the conditions of this Agreement and in accordance with sec. 3-1 of the Illinois Corporate Fiduciary Act, 205 ILCS 620, the Merger shall be effected, and MTCI shall be merged with and into BNYMTC. Following the Merger, the separate existence of MTCI shall cease, and BNYMTC shall continue as the surviving company (the “Surviving Company”) and shall succeed to and assume all of the rights and obligations of MTCI in accordance with sec. 3-1 of the Illinois Corporate Fiduciary Act, 205 ILCS 620. As a result of the Merger, the outstanding shares of capital stock of BNYMTC and MTCI shall be converted or cancelled in the manner provided in Article II.

1.02 Effective Time. The Merger shall become effective at the time of the filing of the Articles of Merger (the “Articles of Merger”) with the Secretary of State of the State of Illinois unless otherwise provided in the Articles of Merger (the date and time being referred to herein as the “Effective Time”).

1.03 Effects of the Merger. Subject to the foregoing and the provisions of Article IV, the effects of the Merger shall be as provided in the applicable provisions of sec. 3-1 of the Illinois Corporate Fiduciary Act, 205 ILCS 620,

1.04 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Company with full title to all assets, properties, rights, approvals, immunities and franchises of either of BNYMTC or MTCI or to effect the other purposes of this Agreement.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of BNYMTC or MTCI or the holder of any of capital stock of BNYMTC or MTCI (i) each issued and outstanding share of capital stock of MTCI shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore, and (ii) each issued and outstanding share of common stock, par value $1.00 per share, of BNYMTC shall continue to be outstanding and become one issued share of common stock, par value $1.00 per share, of the Surviving Company.

ARTICLE III

CERTAIN CONDITIONS

3.01 Conditions. This Agreement and the Merger is subject to the approval of:

(a) the Illinois Department of Financial & Professional Regulation (the “Department,”); and

(b) the sole stockholder of MTCI and BNYMTC, respectively.

3.02 Expenses of Department Review. Each of MTCI and BNYMTC will pay the Department’s expenses of examination and investigation, whether the Merger is approved or disapproved.

ARTICLE IV

CERTAIN OPERATIONAL AND GOVERNANCE MATTERS

4.01 Names and Offices of Merging Companies. The names of the merging companies are Mellon Trust Company of Illinois and BNY Midwest Trust Company. The locations of each office of MTCI and BNYMTC are set forth in Exhibit 1 hereto. The name of the Surviving Company from and after the Effective Time shall be BNY Mellon Trust Company of Illinois. The location of the principal offices and branches of the Surviving Company is set forth in Exhibit 1 hereto.

4.02 Stockholders of Merging Companies. The stockholders of each of BNYMTC and MTCI are set forth in Exhibit 2 hereto.

4.03 Articles of Incorporation of the Surviving Company. The articles of incorporation of BNYMTC in effect at the Effective Time shall be the articles of incorporation of the Surviving Company until amended in accordance with applicable law.

4.04 Bylaws of the Surviving Company. The bylaws of BNYMTC in effect at the Effective Time shall be the Bylaws of the Surviving Company until amended in accordance with applicable law.

4.05 Directors and Officers of Surviving Company. The directors and officers of BNYMTC immediately prior to the Effective Time shall be the directors and officers of the Resulting Company, until their resignation or removal or until their respective successors are duly elected and qualified.

4.06 Capital Structure: Financial Statement of Surviving Company. At the Effective Time, the amount of capital, surplus and reserve for operating expenses of the Surviving Company will be $73,149,000. At the Effective Time, the authorized capital stock of the Surviving Company shall consist of 10,000,000 shares of common stock, par value $1.00 per share, 2,000,000 of which are outstanding. Exhibit 3 hereto sets forth a pro forma financial statement of the Surviving Company immediately following the Effective Time.

ARTICLE V

TERMINATION, AMENDMENT AND WAIVER

5.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors.

5.02 Effect of Termination. If this Agreement is validly terminated by either MTCI or BNYMTC pursuant to Section 5.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either MTCI or BNYMTC (or any of their respective Representatives or Affiliates).

5.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

ARTICLE VI

GENERAL PROVISIONS

6.01 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

6.02 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns. It is not the intention of the parties to confer third-party beneficiary rights upon any other person.

6.03 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

6.04 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.05 Governing; Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

BNY MIDWEST TRUST COMPANY

By:
Name:	Peter D. Holland
Title:	President

MELLON TRUST COMPANY OF ILLINOIS

By:
Name:	Christi R. Caperton
Title:	Chairman, President and
Chief Executive Officer

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

BNY MIDWEST TRUST COMPANY

By:
Name:	Peter D. Holland
Title:	President

MELLON TRUST COMPANY OF ILLINOIS

By:
Name:	Christi R. Caperton
Title:	Chairman, President and
Chief Executive Officer

EXHIBIT 1

OFFICE LOCATIONS OF MERGING COMPANIES

Prior to Merger

Mellon Trust Company of Illinois (principal and only office)

200 West Monroe, Suite 1590

Chicago, Illinois 60517

BNY Midwest Trust Company (principal office)

2 North LaSalle Street

Chicago, Illinois 60602

209 W. Jackson Blvd. (branch office)

Chicago, Illinois 60606

After Merger

BNY Mellon Trust Company of Illinois (f/k/a BNY Midwest Trust Company) (principal office)

2 North LaSalle Street

Chicago, Illinois 60602

209 W. Jackson Blvd. (branch office)

Chicago, Illinois 60606

EXHIBIT 2

STOCKHOLDERS

The Bank of New York Mellon Corporation is the sole stockholder of BNY Midwest Trust Company and Mellon Trust Company of Illinois

EXHIBIT 3

FINANCIAL STATEMENT

BNY Mellon Trust Company of Illinois

Consolidated Pro forma Balance Sheet

As of December 31, 2008

(Unaudited)

(in $ 000s)

ASSETS
Cash and due from Banks	$5,206
Due from Bank Affiliates - Interest Bearing	76,469	1
U.S. Treasury Securities	995	2
Accrued Interest Receivable	171
Intercompany Note Receivable	35,691	3
Accounts Receivable	2,233
Premises and Equipment, net	25
Deferred Tax Asset	2,781
Other assets	19

Total assets	$123,590

LIABILITIES
Intercompany Notes Payable	$25,425	4
Accrued Income Taxes	2,628
Other liabilities	361

Total liabilities	28,414

EQUITY CAPITAL
Common Stock	2,000
Surplus	71,149
Retained Earnings	22,027

Total equity capital	$95,176

Total liabilities and equity capital	$123,590

Assumptions:

1 - Interest-earning balances are assumed to be invested at 3% annually.

2 - US Treasury securities are maintained per Illinois regulatory requirement.

3 - The Intercompany Note Receivable is from The Bank of New York Trust Co, N.A. The note matures on December 31, 2011.

4 - The Intercompany Notes Payable are in two amounts, $7M and $18.425M.

State of Illinois

Department of Financial and Professional Regulation

Number 3439 Date July 1, 2008

CERTIFICATE OF MERGER

WHEREAS, there has been submitted to the Illinois Department of Financial and Professional Regulation ("Department"), Division of Banking, an executed Merger Agreement between Mellon Trust Company of Illinois, Chicago, Illinois, an Illinois trust company ("Merging Trust Company"), and BNY Midwest Trust Company, Chicago, Illinois, an Illinois trust company ("Resulting Trust Company"), together with certified copies of the authorizing resolutions of the Board of Directors of Merging Trust Company and Resulting Trust Company, showing approval of the Merger Agreement by a majority of the entire Board of each of said corporations; and

WHEREAS, the Merger Agreement provides that Merging Trust Company shall be merged into Resulting Trust Company in accordance with and pursuant to the provisions of the Corporate Fiduciary Act ("Act") and Resulting Trust Company shall continue under the certificate of authority of BNY Midwest Trust Company, Chicago, Illinois, with the name BNY Mellon Trust Company of Illinois. The corporate headquarters of the Resulting Trust Company shall be located at 2 North LaSalle Street, Chicago, Illinois; and

WHEREAS, it appears from the evidence furnished to the Department, on the effective date of the merger the Resulting Trust Company will have the following capital structure on a pro forma basis as of December 31, 2007; 2,000,000 shares issued and outstanding of common stock at $1.00 par value per share amounting to $2,000,000, surplus amounting to $71,149,000, and undivided profits amounting to $18,477,000; and

WHEREAS, the Department is of the opinion and finds that:

(a) Resulting Trust Company meets the requirements of the Act for the formation of a new trust company at 2 North LaSalle Street, Chicago, Illinois, the proposed corporate headquarters of Resulting Trust Company; and

(b) the same matters exist with respect to Resulting Trust Company, which would have been required under Section 2-6 of the Act for the organization of a new Trust Company; and

WHEREAS, there have been filed with the Department copies of resolutions by the stockholders of Merging Trust Company and Resulting Trust Company, approving the Merger Agreement, in accordance with the provisions of the Act.

NOW, THEREFORE, by virtue of the power vested by the Act, the merger of Mellon Trust Company of Illinois, Chicago, Illinois and BNY Midwest Trust Company, Chicago, Illinois shall be and is hereby effective upon the terms and provisions of the Merger Agreement as of the day and year first above written, and BNY Midwest Trust Company is hereby authorized as the Resulting Trust Company in said merger to continue business as a trust company, for a perpetual term unless sooner terminated by due process of law, under the name of BNY Mellon Trust Company of Illinois, pursuant to and subject to all the provisions of the Act.

IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix the seal of my office, the day and year first above written.

DEPARTMENT OF FINANCIAL AND
PROFESSIONAL REGULATION
of the State of Illinois;
DEAN MARTINEZ, SECRETARY

DIVISION OF BANKING

JORGE A. SOLIS
Director

Exhibit 4

BY-LAWS

of

BNY Mellon Trust Company of Illinois

(formerly BNY Midwest Trust Company)

Amended and Restated as of March 29, 2007

and Amended as of July 1, 2008

ARTICLE I.

OFFICES

Section 1. The registered office of the Corporation required by the Illinois Business Corporation Act of 1983, as amended (the “Act”), to be maintained in the State of Illinois shall be in the City of Chicago, County of Cook, State of Illinois. The Corporation may also have offices at such other places both within and without the State of Illinois as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

SHAREHOLDERS

Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose may be held at such time and place, within or without the State of Illinois, as shall be prescribed from time to time by the Board of Directors. In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2. Annual Meetings. An annual meeting of shareholders shall be held commencing with the year 1993 for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date and time of the annual meeting in each year shall be determined by the Board of Directors.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President and CEO, by a majority of the Board of Directors or by the holders of not less than twenty percent of the outstanding shares entitled to vote on the matter for which the meeting is called by written request executed by such holders and delivered to the President and CEO or the Secretary of the Corporation.

Section 4. Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by the President and CEO or by the Secretary at the direction of the President and CEO or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at address as it appears on the records of the Corporation, with postage thereon prepaid.

Any shareholder entitled to receive notice may waive notice of any meeting by a writing executed and delivered to the Corporation either before or after the meeting. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, unless the shareholder attends such meeting for the express purpose of objecting to the holding of such meetings because proper notice was not given and at the beginning of such meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting.

Section 5. Quorum. The holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Act or by the Articles of Incorporation. If a quorum is not represented, the holders of record of the shares represented in person or by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 6. Voting. At all meetings of the shareholders, each shareholder shall be entitled to vote, in person or by proxy, each share owned by such shareholder of record on the record date for the meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the Act, the Articles of Incorporation or these By-laws. When a quorum is present at any meeting, the affirmative vote of the holders of record of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act, the Articles of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Informal Action by Shareholders. Unless otherwise provided by the Articles of Incorporation or the Act, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by (a) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided that (i) at least five days prior to the execution of the consent a notice in writing is delivered to all of the shareholders entitled to vote with respect to the subject matter thereof, and (ii) those shareholders who have not consented in writing are notified in writing at their respective addresses appearing on the records of the Corporation of the taking of the corporate action promptly after the effective date of such action; or (b) all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or vote by proxy which is executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary or other person authorized to tabulate votes at any time prior to the commencement of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

Section 2. Number, Qualification and Tenure. The Board of Directors of the Corporation shall consist of not less than five members and not more than nine members. Within the limits above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors. The number of directors initially shall be fixed at eight. The directors shall be elected at the annual meeting of shareholders, except as provided in the Articles of Incorporation or Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, termination, resignation or removal from office. Any decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by the appointment by a majority of the directors then in office though less than a quorum, and each director so appointed shall hold office until his successor is elected and qualified at the next annual or special meeting of shareholders called for such purpose, or until the earlier death, termination, resignation or removal from office of such director.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Illinois.

Section 5. Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may designate from time to time. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board of Directors may be called by or at the request of the President and CEO or by the Secretary at the written request of a majority of the Board of Directors. Notice of any special meeting of the Board shall be given at least twenty-four hours prior thereto, either in writing, by facsimile or telephonically to each director at the address shown for such director on the records of the Corporation.

Section 6. Waiver of Notice; Business and Purpose. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of such meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the Act.

Section 7. Quorum and Voting. At all meetings of the Board of Directors a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting without notice other than announcement at the meeting, to any other date, time and place until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by the Act or by the Articles of Incorporation. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting. A director who is in attendance at a meeting of the Board of Directors but who abstains from the vote on any matter by announcing his abstention to the person acting as secretary of the meeting and not voting on such matter shall not be deemed to be present at such meeting for purposes of the preceding sentence or Section 13 of this Article with respect to such vote, but shall be deemed to be present at such meeting for all other purposes.

Section 8. Organization. The President and CEO, if elected, shall act as chairman at all meetings of the Board of Directors. If the President and CEO is not elected or if elected, is not present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

Section 9. Committees. The Board has power over and is solely responsible for the management, supervision, and administration of the Association. The Board may delegate its power, but none of its responsibilities, to such persons or committees as the Board may determine. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute an Executive Committee.

The Board of Directors, by resolution adopted by a majority of the whole Board, may authorize the formation of a Trust Committee. The Board shall appoint the members of the Trust Committee, which may include directors or officers of the Corporation. The Trust Committee’s responsibilities include, but are not limited to, approval of new accounts, review of closed accounts, account reviews, other client matters, new or updated policies and procedures, and review of any current litigation issues.

The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more other committees, including, without limitation, an Audit Committee and a Fiduciary Committee, and appoint two or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until his respective successor is designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors, and any other committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution establishing or outlining the duties of such committee, or the Articles of Incorporation or these By-laws provided, however, that no committee may take any action that is expressly required by the Act or the Articles of Incorporation or these By-laws to be taken by the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board of Directors at the next meeting of the Board.

Meetings of committees may be called at any time by the President and CEO, or the chairman of the respective committee. A majority of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 10. Action without Meeting. Unless otherwise specifically prohibited by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 11 Attendance by Telephone. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 12. Compensation. Each director, as such, shall be entitled to receive reimbursement for his reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof or otherwise in connection with his attention to the affairs of the Corporation. In addition, each director, who is not at the time a regularly compensated officer or employee of the Corporation or any of its direct or indirect subsidiaries, shall be entitled to such fee for his services as a director (and if a member of any committee of the Board of Directors, such fee for his services as such member) as may be fixed from time to time by the Board of Directors. Such fees may be fixed both for meetings attended and on an annual basis, or either thereof, and may be payable currently or deferred.

Section 13. Presumption of Assent. A director who, is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken shall be deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting to holding such meeting or transacting business at such meeting; (b) his dissent from the action taken is entered in the minutes of such meeting; or (c) he delivers written notice of his dissent to the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary immediately after the adjournment of such meeting. The right of dissent is not available to a director who votes in favor of the action taken.

ARTICLE IV.

OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and CEO and a Secretary and may include such officers as the Board of Directors deems appropriate, including, but not limited to, Managing Directors, Vice Presidents, a Treasurer, an Auditor, a Compliance Officer and a Tax Officer. The Board of Directors may also elect one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person.

Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier death, termination, resignation or removal from office. Any officer, agent or employee elected or appointed by the Board of Directors may be removed and replaced only by the Board of Directors, and may be removed, with or without cause, at any time by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any officer, agent or employee who is not elected or appointed by the Board of Directors shall hold office at the discretion of the President and CEO. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. President and CEO. The President and CEO shall be the chief executive officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of the Board of Directors and of the shareholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive officer of a business corporation or as may be prescribed by the Board of Directors. The President and CEO shall also have the authority to remove or suspend any officer, agent or employee who shall not have been appointed by the Board of Directors and to suspend, pending final action by the Board of Directors, any officer, employee or agent who shall have been appointed by the Board of Directors. The President and CEO shall be a member of the Board of Directors. The President and CEO may appoint one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as he shall deem necessary and appropriate and may give any of them further designations or alternative titles as he considers desirable. Any number of offices may be held by the same person.

Section 5. Managing Director. Each Managing Director, if any, shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors or the President and CEO.

Section 6. Secretary. The Secretary shall, except as otherwise determined by the Board of Directors, (a) attend and record all of the proceedings of all meetings of stockholders or the Board of Directors; (b) see that all notices are given and records and reports properly kept and filed by the Corporation as required by these By-laws or as required by law; (c) have charge of and control over the records of the Corporation and the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct; and (d) he the custodian of the corporate seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal.

Section 7. Treasurer. The Treasurer, if any, shall be the principal accounting and financial officer of the Corporation. The Treasurer, if any, shall (a) make arrangements for the custody and safekeeping of all funds of the Corporation, and shall have charge of their collection, receipt and disbursement; (b) receive and have authority to sign receipts for all moneys paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in such banks or depositories as the Board of Directors shall authorize; (c) endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to the Corporation; (d) shall disburse or cause to be disbursed funds of the Corporation only on properly approved vouchers and payrolls or in such other manner as the Board of Directors may authorize or require; and shall keep or cause to be kept full and accurate accounts of the transactions of his office in books belonging to the Corporation. He shall be bonded for the faithful discharge of his duties in such form and amount, and with such surety or sureties, as the Board of Directors may require.

Section 8. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to the Secretary or Treasurer, respectively, under these By-laws or by the President and CEO.

Section 9. Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors or the President and CEO.

Section 10. This section has been intentionally omitted.

Section 11.1 Real Property. Real property owned by the Corporation in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Corporation in its own right with such maximum values as the Board may fix in its authorizing resolution.

Section 11.2. Senior Signing Powers. Subject to the exception provided in Section 11.1, the President and CEO, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Corporation in all transactions arising out of, or in connection with, the normal course of the Corporation’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Corporation thereto. In such instances as in the judgment of the President and CEO, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Corporation authorized in or pursuant to Section 11.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 11.2, is authorized to attest to the seal of the Corporation on any documents requiring such seal.

Section 11.3. Limited Signing Powers. Subject to the exception provided in Section 11.1, in such instances as in the judgment of the President and CEO, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Corporation to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

Section 11.4. Powers of Attorney. All powers of attorney on behalf of the Corporation shall be executed by any officer of the Corporation jointly with the President and CEO any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of said officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

Section 11.5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Corporation, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

ARTICLE V.

CERTIFICATES FOR SHARES, ETC.

Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s shares shall be uncertificated shares. Each certificate for shares shall he consecutively numbered or otherwise identified. Certificates representing shares in the Corporation shall be signed by or in the name of the Corporation by the President and CEO, or a Managing Director and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such, officer, transfer agent or registrar at the date of its issue.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its share book.

Section 3. Replacement. In case of the loss, destruction, mutilation or theft of a certificate representing shares of the Corporation, a new certificate may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer, director or employee in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

Section 3. Indemnity if Successful. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

Section 4. Standard of Conduct. Except in a situation governed by Section 3 of this Article, any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made (i) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 5. Expenses. Expenses of each officer and director hereunder indemnified actually and reasonably incurred in defending a civil or criminal action, suit or proceeding or threat thereof may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by employees and agents may be so paid upon receipt of the aforesaid undertaking and such other terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to other Sections of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. The Corporation may purchase and maintain insurance, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Act. Insurance purchased by the Corporation in accordance with this Section 7 may but not need (i) be for the benefit of all directors, officers, employees and agents of the Corporation and (ii) provide also for the indemnification or reimbursement to the Corporation of and for payments and obligations to make payments by the Corporation to any of its directors, officers, employees or agents to the extent such payments or obligations to make payments are permitted under this Article VI.

Section 8. Definitions. For purposes of this Article, references to “the Corporation” shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation in any other capacity, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have had with respect to such merging corporation if its separate existence had continued as such corporation was constituted immediately prior to such merger.

For purposes of this Article, references to “other capacities” shall include serving as a trustee or agent for any employee benefit plan; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan or its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 9. Reports to Shareholders. If required by the Act, the Corporation shall report any indemnity payment or advancement of expenses by the Corporation to any director, officer, employee or agent provided for in this Article to the shareholders in writing either with or before the distribution of the notice of the next shareholders’ meeting.

Section 10. Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise, provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 12. Amendment. The right to indemnification conferred by this Article shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

ARTICLE VII.

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 2. The Seal. The Board shall provide a corporate seal for the Corporation which may be affixed to any document, certificate or paper and attested by such individuals as provided by these By-laws or as the Board may from time-to-time determine.

Section 3. Notices and Mailing. Except as otherwise provided in the Act, the Articles of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery, or (iv) four days after being deposited, properly addressed, in the U.S. mail, certified or registered mail, postage prepaid.

Section 4. Waiver of Notice. Whenever any notice is required to be given under the Act or the provisions of the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 5. Interpretation. In these By-laws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

ARTICLE VIII.

AMENDMENTS

Unless the power to make, alter, amend or repeal these By-laws is reserved to the shareholders by the Articles of Incorporation, these By-laws, including any By-law adopted by the shareholders, may be made, altered, amended or repealed by the shareholders or the Board of Directors, but the fact that the power to make, alter, amend or repeal these By-laws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.

SIGNING AUTHORITY RESOLUTION

Pursuant to Article IV, Section 11.3 of the By-laws

RESOLVED, that, pursuant to Article IV, Section 11.3 of the By-laws of the Corporation, authority be, and hereby is, granted to the President and CEO, any Senior Executive Vice President, or any Executive Vice President, in such instances as in the judgment of any one of said officers may be proper and desirable, to authorize in writing from time-to-time any other officer, employee or individual to have the limited signing authority set forth in any one or more of the following paragraphs applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function:

(A) All signing authority set forth in paragraphs (B) through (I) below except Level C which must be specifically designated.

(B1) Individuals authorized to accept, endorse, execute or sign any bill receivable; certification; contract, document or other instrument evidencing, embodying a commitment with respect to, or reflecting the terms or conditions of, a loan or an extension of credit by the Corporation; note; and document, instrument or paper of any type, including stock and bond powers, required for purchasing, selling, transferring, exchanging or otherwise disposing of or dealing in foreign currency, derivatives or any form of securities, including options and futures thereon; in each case in transactions arising out of, or in connection with, the normal course of the Corporation’s business.

(B2) Individuals authorized to endorse, execute or sign any certification; disclosure notice required by law; document, instrument or paper of any type required for judicial, regulatory or administrative proceedings or filings; and legal opinions.

(C1) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000 with single authorization for all transactions.

(C2) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000*.

(C3) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $100,000,000.

(C4) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $10,000,000.

(C5) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000,000.

(C6) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $1,000,000.

(C7) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $250,000.

(C8) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $50,000.

(C9) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000.

*Dual authorization is required by any combination of senior officer and/or Sector Head approved designee for non-exempt transactions. Single authorization required for exempt transactions.

(D1) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $1,000,000.

(D2) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $250,000.

(D3 ) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $50,000.

(D4) Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $5,000.

(E) Authority to accept, endorse, execute or sign any guarantee of signature to assignments of stocks, bonds or other instruments; certification required for transfers and deliveries of stocks, bonds or other instruments; and document, instrument or paper of any type required in connection with any Individual Retirement Account or Keogh Plan or similar plan.

(F) Authority to accept, endorse, execute or sign any certificate of authentication as bond, unit investment trust or debenture trustee and on behalf of the Corporation as registrar and transfer agent.

(G) Authority to accept, endorse, execute or sign any bankers acceptance; letter of credit; and bill of lading.

(H) Authority to accept, endorse, execute or sign any document, instrument or paper of any type required in connection with the ownership, management or transfer of real or personal property held by the Corporation in trust or in connection with any transaction with respect to which the Corporation is acting in any fiduciary, representative or agency capacity, including the acceptance of such fiduciary, representative or agency account.

(I1) Authority to effect the external movement of free delivery of securities and internal transfers resulting in changes of beneficial ownership.

(I2) Authority to effect the movement of securities versus payment at market or contract value.

(J) Authority to either sign on behalf of the Corporation or to affix the seal of the Corporation to any of the following classes of documents: Trust Indentures, Escrow Agreements, Pooling and Servicing Agreements, Collateral Agency Agreements, Custody Agreements, Trustee’s Deeds, Executor’s Deeds, Personal Representative’s Deeds, Other Real Estate Deeds for property not owned by the Corporation in its own right, Corporate Resolutions, Mortgage Satisfactions, Mortgage Assignments, Trust Agreements, Loan Agreements, Trust and Estate Accountings, Probate Petitions, responsive pleadings in litigated matters and Petitions in Probate Court with respect to Accountings, Contracts for providing customers with Corporation products or services.

(N) Individuals authorized to accept, endorse, execute or sign internal transactions only, (i.e., general ledger tickets); does not include the authority to authorize external money movements, internal money movements or internal free deliveries that result in changes of beneficial ownership.

RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the President and CEO, any Senior Executive Vice President, or any Executive Vice President and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Corporation.

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, as amended, BNY Mellon Trust Company of Illinois hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated: April 21, 2009

BNY MELLON TRUST COMPANY OF ILLINOIS

By:	/S/ Mary Callahan
Name:	Mary Callahan
Title:	Vice President

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

Division of Banks and Real Estate

CONSOLIDATED REPORT OF CONDITION

OF

BNY Mellon Trust Company of Illinois

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2008, submitted in response to the call of the State of Illinois Department of Financial and Professional Regulation.

ASSETS	Thousands of Dollars
(000)
1. Cash and Due from Depository Institution	85,021

2. U.S. Treasury Securities	- 0 -

3. Obligations of States and Political Subdivisions	- 0 -

4. Other Bonds, Notes and Debentures	- 0 -

5. Corporate Stock	- 0 -

6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	22

7. Accounts Receivable	1,977

8. Goodwill	- 0 -

9. Intangibles	- 0 -

10. Other Assets	35,692

Itemize amounts greater than 15% of Line 10)

Intercompany Promisory Note 35,691

11. TOTAL ASSETS	122,712

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

Division of Banks and Real Estate

CONSOLIDATED REPORT OF CONDITION

OF

BNY Mellon Trust Company of Illinois

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Thousands of Dollars
LIABILITIES
12. Accounts Payable	537

13. Taxes Payable	221

14. Other Liabilities for Borrowed Money	25,425

15. Other Liabilities	842

16. TOTAL LIABILITIES	27,025

EQUITY CAPITAL
17. Preferred Stock	- 0 -

18. Common Stock	2,000

19. Surplus	71,149

20. Reserve for Operating Expenses	- 0 -

21. Retained Earnings (Loss)	22,538

22. TOTAL EQUITY CAPITAL	95,687

23. TOTAL LIABILITIES AND EQUITY CAPITAL	122,712

I, Robert L. DePaola, Managing Director

(Name and Title of Officer Authorized to Sign Report)

of BNY Mellon Trust Company of Illinois certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola
(Signature of Officer Authorized to Sign Report)